SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2002

AMB PROPERTY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14245	94-3285362

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

FORM 8-K
SIGNATURES
EXHIBIT INDEX
Exhibit 16.1

ITEM 4     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

         On May 8, 2002, we dismissed our independent auditors, Arthur Andersen LLP. The Board of Directors of AMB Property Corporation, our general partner, upon the recommendation of its Audit Committee, authorized the dismissal of Arthur Andersen LLP.

         During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through May 8, 2002, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our two most recent fiscal years and the subsequent interim period through May 8, 2002.

         The audit reports of Arthur Andersen LLP on our consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         We provided Arthur Andersen LLP with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of their letter, dated May 8, 2002, stating its concurrence with the statements in the first four paragraphs of this Item 4.

         On May 8, 2002, we engaged the services PricewaterhouseCoopers LLP as our new independent auditors for the current fiscal year ending December 31, 2002. The Board of Directors of AMB Property Corporation, our general partner, upon the recommendation of its Audit Committee, authorized the engagement of PricewaterhouseCoopers LLP.

         During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through May 8, 2002, we did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

Exhibit
Number	Description

16.1	Letter of Arthur Andersen LLP to the Securities and Exchange Commission, regarding change in independent auditor.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property, L.P. (Registrant)

	By:	AMB Property Corporation
its General Partner

Date: May; 8, 2002	By:	/s/	Tamra Browne

Tamra Browne
Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

16.1	Letter of Arthur Andersen LLP to the Securities and Exchange Commission, regarding change in independent auditor.